Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-259872) on Form S-8 of our report dated March 16, 2022, with respect to the consolidated financial statements of Clearwater Analytics Holdings, Inc.

/s/ KPMG LLP

Boise, Idaho

March 16, 2022